Exhibit 99.1

9341 Courtland Drive, Rockford, MI 49351 Phone (616) 866-5500; Fax (616) 866-0257

FOR IMMEDIATE RELEASE
CONTACT: Mike Stornant
(616) 866-5728

WOLVERINE WORLDWIDE PROVIDES BUSINESS UPDATE ON SECOND QUARTER TRENDS

ROCKFORD, Mich., June 3, 2020 – Wolverine World Wide, Inc. (NYSE: WWW) (the “Company”) today provided a business update ahead of investor meetings taking place during the Baird 2020 Global Consumer, Technology, and Services Conference on June 4, 2020. The Company noted that while the COVID-19 pandemic greatly limited its global wholesale business during the first nine weeks of the second quarter, its powerful brands, strong digital capabilities, and diversified global business model have driven better-than-expected sales performance during this period. While the second quarter is still expected to be the most challenging quarter of fiscal 2020, the Company’s work to proactively maximize its strong eCommerce platform and implement cash generation initiatives is anticipated to result in more than $20 million of operating cash flow in the quarter, significantly exceeding its expectations entering the quarter.

Through the first nine weeks of the second quarter of fiscal 2020:

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Owned eCommerce grew more than 90% compared to the same nine-week period in the prior year, delivering more than 40% of the Company’s revenue. Performance brands Merrell and Saucony as well as work brands Wolverine and Cat Footwear led this performance with strong triple-digit eCommerce growth.

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Owned retail stores started to reopen, and the Company plans to open approximately 70 of its more than 90 stores by mid-June. As stores reopen, the focus has been and will continue to be on the health and safety of customers and employees. Employees will wear face masks, checkout protocol and traffic patterns will be adapted to limit touchpoints, store hours will be reduced, and enhanced cleaning procedures will be in place.

•	Online sell-through of the Company’s U.S. wholesale customers accelerated to strong double-digit growth after a few initial weeks of decline and grew double-digits overall during the nine-week period.

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Sell-through trends in retail stores operated by the Company’s wholesale customers were down year-over-year but steadily improved during the nine-week period with at-once order trends exceeding the Company’s expectations entering the quarter. Certain key U.S. retailers remained open during the COVID-19 pandemic shutdown, including retailers in the farm channel among others. Re-order demand from these retailers primarily benefitted the Company’s work and outdoor performance businesses.

Exhibit 99.1

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Certain countries, including many within Europe, began to emerge from the COVID-19 pandemic and started to return to more normal retail selling environments earlier than the U.S. In these markets, running and outdoor performance product categories have generally performed better than other footwear categories.

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The Company's quarter-to-date revenue exceeded its expectations entering the second quarter. Total global revenue was down less than 50% compared to the same nine weeks in the prior year despite the impact of widespread global store closures during April and May. The strong performance of the Company’s owned eCommerce business helped to offset the store closures. The Company now anticipates a similar year-over-year trend in the last four weeks of the quarter.

The Company currently expects to have approximately $1 billion of liquidity at the end of the second quarter, including $400 million of cash on hand and approximately $600 million of borrowing capacity available on its revolver. Operating cash flow is still expected to be $150 million to $200 million for fiscal 2020. Financial results for the second quarter of 2020 are expected to be released in early August.

“As the global economy continues to reopen, we are encouraged by some of the early trends,” said Blake Krueger, Wolverine Worldwide’s Chairman, Chief Executive Officer and President. “Our investment in digital capabilities over the last several years is paying off, delivering significant, highly profitable online growth. We are also seeing some promising at-once order demand where stores are open. The consumer is responding to fresh product offerings and relevant stories during this dynamic period. Our brands, particularly performance brands like Merrell and Saucony and work brands like Wolverine and Cat Footwear, are resonating with consumers in this environment, and our balance sheet and liquidity remain very healthy. We continue to be confident in the Company’s ability to capitalize on the advantages of our diversified business model, powerful brands, and disciplined operations to deliver future value for our shareholders.”

ABOUT WOLVERINE WORLDWIDE
Founded in 1883 on the belief in the possibility of opportunity, Wolverine World Wide, Inc. (NYSE:WWW) is one of the world’s leading marketers and licensors of branded casual, active lifestyle, work, outdoor sport, athletic, children's and uniform footwear and apparel. Through a diverse portfolio of highly recognized brands, our products are designed to empower, engage and inspire our consumers every step of the way. The company’s portfolio includes Merrell®, Sperry®, Hush Puppies®, Saucony®, Wolverine®, Keds®, Stride Rite®, Chaco®, Bates®, and HYTEST®. Wolverine Worldwide is also the global footwear licensee of the popular brands Cat® and Harley-Davidson®. Based in Rockford, Michigan, for more than 130 years, the company's products are carried by leading retailers in the U.S. and globally in approximately 170 countries and territories. For additional information, please visit our website,www.wolverineworldwide.com.

Exhibit 99.1

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements, including statements regarding the Company’s results and liquidity for the second quarter and full year fiscal 2020; timing of retail store reopenings and pace of recovery. In addition, words such as "estimates," "anticipates," "believes," "forecasts," "step," "plans," "predicts," "focused," "projects," "outlook," "is likely," "expects," "intends," "should," "will," and "confident," and variations of such words, and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions ("Risk Factors") that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. Risk Factors relating to the COVID-19 pandemic include, among others: the effects of the COVID-19 pandemic on the Company’s business, operations, financial results and liquidity, including the duration and magnitude of such effects, which will depend on numerous evolving factors that the Company cannot currently accurately predict or assess, including: the duration and scope of the pandemic; the negative impact on global and regional markets, economies and economic activity, including the duration and magnitude of its impact on unemployment rates and consumer discretionary spending and levels of consumer confidence; actions governments, businesses and individuals take in response to the pandemic; the effects of the pandemic, including all of the foregoing, on the Company's distributors, suppliers, joint venture partners and other counterparties, and how quickly economies and demand for the Company’s products recover after the pandemic subsides. Additional risk factors include, among others; changes in general economic conditions, employment rates, business conditions, interest rates, tax policies and other factors affecting consumer spending in the markets and regions in which the Company’s products are sold; the inability for any reason to effectively compete in global footwear, apparel and consumer-direct markets; the inability to maintain positive brand images and anticipate, understand and respond to changing footwear and apparel trends and consumer preferences; the inability to effectively manage inventory levels; increases or changes in duties, tariffs, quotas or applicable assessments in countries of import and export; foreign currency exchange rate fluctuations; currency restrictions; capacity constraints, production disruptions, quality issues, price increases or other risks associated with foreign sourcing; the cost and availability of raw materials, inventories, services and labor for contract manufacturers; labor disruptions; changes in relationships with, including the loss of, significant wholesale customers; risks related to the significant investment in, and performance of, the Company’s consumer-direct operations; risks related to expansion into new markets and complementary product categories; the impact of seasonality and unpredictable weather conditions; changes in general economic conditions and/or the credit markets on the Company’s distributors, suppliers and retailers; increases in the Company’s effective tax rates; failure of licensees or distributors to meet planned annual sales goals or to make timely payments to the Company; the risks of doing business in developing countries, and politically or economically volatile areas; the ability to secure and protect owned intellectual property or use licensed intellectual property; the impact of regulation, regulatory and legal proceedings and legal compliance risks, including compliance with federal, state and local laws and regulations relating to the protection of the environment, environmental remediation and other related costs, and litigation or other legal proceedings relating to the protection of the environment or environmental effects on human health; the potential breach of the Company’s databases or other systems, or those of its vendors, which contain certain personal information, payment card data or proprietary information, due to cyberattack or other similar event; problems affecting the Company’s distribution system, including service interruptions at shipping and receiving ports; strategic actions, including new initiatives and ventures, acquisitions and dispositions, and the Company’s success in integrating acquired businesses, and implementing new initiatives and ventures; the risk of impairment to goodwill and other intangibles; changes in future pension funding requirements and pension expenses; and additional factors

Exhibit 99.1

discussed in the Company’s reports filed with the Securities and Exchange Commission and exhibits thereto. The foregoing Risk Factors, as well as other existing Risk Factors and new Risk Factors that emerge from time to time, may cause actual results to differ materially from those contained in any forward-looking statements. Given these or other risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company undertakes no obligation to update, amend, or clarify forward-looking statements.

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